UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016 (July 1, 2016)

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 6, 2016, Western Digital Corporation (the “Company”) issued a press release announcing preliminary financial results for the fourth fiscal quarter ended July 1, 2016. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Olivier Leonetti as Chief Financial Officer

On July 6, 2016, the Company announced that Olivier Leonetti will leave his position as Chief Financial Officer of the Company, effective as of September 1, 2016. Mr. Leonetti will continue in an advisory capacity with the Company through October 1, 2016 to assist with the transition of the Company’s new Chief Financial Officer described below.

Appointment of Mark Long as Chief Financial Officer

On July 6, 2016, Mark Long, currently the Company’s Executive Vice President, Chief Strategy Officer, was appointed to the position of Chief Financial Officer and Chief Strategy Officer effective September 1, 2016. Effective July 6, 2016 and to facilitate an orderly transition to the position of Chief Financial Officer, Mr. Long has been appointed to serve as Executive Vice President, Finance and Chief Strategy Officer. During the transition period, Mr. Leonetti will continue to serve as the Company’s principal financial and principal accounting officer and will continue to report to the Company’s Chief Executive Officer.

Mark Long, 49, was appointed as the Company’s Executive Vice President, Chief Strategy Officer, effective August 2015 and, prior to that, served as Executive Vice President, Strategy & Corporate Development, since February 2013. Prior to that, from March 2012 to February 2013, he served in various consulting capacities for the Company. Prior to that, from July 2010 to March 2012, he served as senior vice president, strategy and corporate development at HGST, which was acquired by the Company in March 2012. From August 2005 to July 2010, he served as managing director of VisionPoint Capital, where he provided merger and acquisition and corporate finance services to a range of technology companies, including Fabrik, Inc., which was acquired by HGST in April 2009. Prior to that, Mr. Long served as a senior executive with both public and private venture-backed technology companies and was an investment banker with Credit Suisse First Boston and Deutsche Bank Securities. Among his duties as our Executive Vice President, Chief Strategy Officer, Mr. Long also leads Western Digital Capital, our wholly owned strategic investment fund.

In connection with Mr. Long’s appointment as Executive Vice President, Finance and Chief Strategy Officer, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved an increase in Mr. Long’s annual base salary level to $625,000 and an increase in Mr. Long’s target annual bonus opportunity under the Company’s Incentive Compensation Plan to 110% of his annual base salary. Mr. Long will also be eligible to receive annual long-term incentive equity awards in fiscal 2017 having a grant date fair value, measured at the target level for any performance-based equity awards, equal to $2.8 million, with such awards to be granted by the Compensation Committee in accordance with the Company’s long-term incentive award guidelines as well as an additional number of performance stock units having a grant date fair value of $1.7 million, with such awards to be subject to any applicable performance conditions approved by the Compensation Committee. In connection with the foregoing, Mr. Long has agreed to forfeit certain performance stock units, covering a “target” number of 13,978 stock units, which were previously awarded to Mr. Long in September 2015.

There are no arrangements or understandings between Mr. Long and any other person pursuant to which Mr. Long was appointed to serve as Chief Financial Officer and Chief Strategy Officer of the Company. There are no family relationships between Mr. Long and any director or executive officer of the Company, and Mr. Long has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on July 6, 2016, announcing the Chief Financial Officer transition described herein. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by Western Digital Corporation on July 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: July 6, 2016		Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Western Digital Corporation on July 6, 2016